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                                                                     EXHIBIT 4.1



                                VERITAS DGC INC.

               $60,000,000 9 3/4% SENIOR NOTES DUE 2003, SERIES B

                               PURCHASE AGREEMENT

                                                                October 23, 1998

WARBURG DILLON READ LLC
as Initial Purchaser
535 Madison Avenue
New York, New York  10022

Dear Sirs:

         Veritas DGC Inc., a Delaware corporation (the "Company"), proposes to issue and sell to Warburg Dillon Read LLC (the "Initial Purchaser") $60,000,000 aggregate principal amount of its 9 3/4% Senior Notes due 2003, Series B (the "Senior Notes"). The Senior Notes will be issued pursuant to an indenture (the "Indenture"), to be dated the Closing Date (as defined below), by and between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Indenture or the Offering Memorandum (as defined below).

         The Senior Notes will be offered and sold to the Initial Purchaser pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Act"). The Company has prepared a final offering memorandum, dated and available for distribution on the date hereof (the "Offering Memorandum"), relating to the Company and the Senior Notes.

         The Initial Purchaser has advised the Company that the Initial Purchaser intends, as soon as it deems advisable after this Purchase Agreement (the "Agreement") has been executed and delivered, to resell (the "Exempt Resales") the Senior Notes purchased by the Initial Purchaser under this Agreement in private sales exempt from registration under the Act on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchaser reasonably believes to be "qualified institutional buyers," as defined in Rule 144A under the Act ("QIBs"), in compliance with Rule 144A and (ii) other eligible purchasers pursuant to offers and sales that occur outside the U.S. within the meaning of Regulation S under the Act. The persons specified in clauses (i) and (ii) of the preceding sentence are sometimes collectively referred to herein as the "Eligible Purchasers," and the offering and sale of the Senior Notes to the Initial Purchaser and Eligible Purchasers are sometimes referred to herein as the "Offering."




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         Holders (including subsequent transferees) of the Senior Notes will have the registration rights set forth in the registration rights agreement, to be dated the Closing Date (the "Registration Rights Agreement"), between the Company and the Initial Purchaser, for so long as such Senior Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company agrees to
(a) file with the Securities and Exchange Commission (the "Commission"), under the circumstances set forth in the Registration Rights Agreement, (i) a registration statement under the Act (the "Exchange Offer Registration Statement") relating to the Company's 9 3/4% Senior Notes due 2003, Series C to be offered in exchange (the "Exchange Notes") for the Senior Notes (the "Exchange Offer") and/or (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, the "Registration Statements") relating to the resale by certain holders of the Senior Notes, and (b) use their best efforts to cause such Registration Statements to be declared effective as soon as practicable. This Agreement, the Senior Notes, the Exchange Notes, the Indenture and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "Operative Documents."

         Upon original issuance of the Senior Notes and until such time as the same is no longer required under the applicable requirements of the Act, the Senior Notes shall bear a legend substantially in the form provided in the Offering Memorandum.

         The net proceeds of the sale of the Senior Notes will be used in the manner described in the Offering Memorandum.

         The Company and the Initial Purchaser agree as follows:

         1. SALE AND PURCHASE. Upon the basis of the representations, warranties and covenants contained in this Agreement, and subject to the other terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company at a purchase price of 97.75% of the principal amount per Senior Note ("the purchase price per Note") plus accrued interest, if any, from October 28, 1998 to the date of the payment and delivery, the aggregate principal amount of the Senior Notes.

         2. PAYMENT AND DELIVERY. Payment of the purchase price for the Senior Notes shall be made to the Company by wire transfer of immediately available funds, to an account of the Company designated by the Company at least two business days prior to the payment date, against delivery of the certificates for the Senior Notes for the account of the Initial Purchaser. Delivery of, and payment of the purchase price for, the Senior Notes shall be made at 9:00 a.m., New York City time, on the third business day following the date of this Agreement (the "Closing Date") at the offices of Vinson & Elkins L.L.P., 1001 Fannin, Suite 2300, Houston, Texas 77002. The Closing Date, and the location of delivery of, and the form of payment for, the Senior Notes may be varied by mutual agreement between the Initial Purchaser and the Company.


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         One or more of the Senior Notes in global form registered in such names as the Initial Purchaser may request upon at least one business day's notice prior to the Closing Date, having an aggregate principal amount corresponding to the aggregate principal amount of the Senior Notes sold pursuant to Exempt Resales to QIBs and to other Eligible Purchasers shall be delivered by the Company to the Initial Purchaser (or as the Initial Purchaser directs), against payment by the Initial Purchaser of the purchase price therefor by means of transfer of immediately available funds (including book transfer) reasonably acceptable to the Initial Purchaser and the Company to the order of the Company. The Senior Notes shall be made available to the Initial Purchaser for inspection not later than 9:30 a.m. on the business day immediately preceding the Closing Date.

         3. CERTAIN AGREEMENTS OF THE COMPANY. The Company covenants and agrees with the Initial Purchaser as follows:

         (a) To furnish the Initial Purchaser and those persons identified by the Initial Purchaser, without charge, with as many copies of the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchaser may reasonably request for purposes contemplated by the Act. The Company consents to the use of the Offering Memorandum, and any amendments and supplements thereto required pursuant to this Agreement, by the Initial Purchaser in connection with Exempt Resales that are in compliance with Section 4(B) of this Agreement.

         (b) Not to amend or supplement the Offering Memorandum prior to the Closing Date unless the Initial Purchaser shall previously have been advised of, and shall not have objected to (any such objection not to be unreasonable), such amendment or supplement within a reasonable time, but in any event not longer than five days after being furnished with a copy of such amendment or supplement. The Company shall promptly prepare, upon the Initial Purchaser's reasonable request, any amendment or supplement to the Offering Memorandum that may be necessary or advisable in connection with Exempt Resales.

         (c) If, during the time that an Offering Memorandum is required to be delivered in connection with any Exempt Resales or market-making transactions after the date of this Agreement and prior to the consummation of the Exchange Offer, any event shall occur that, in the judgment of the Company or in the judgment of counsel to the Initial Purchaser, makes any statement of a material fact in the Offering Memorandum untrue or that requires the making of any additions to or changes in the Offering Memorandum in order to make the statements in the Offering Memorandum, in the light of the circumstances under which they are made, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with all applicable laws, the Company shall promptly notify the Initial Purchaser of such event and prepare an appropriate amendment or supplement to the Offering Memorandum so that (i) the statements in the Offering Memorandum as amended or supplemented will, in the light of the circumstances at the time that the Offering Memorandum is delivered to prospective Eligible Purchasers, not be misleading and (ii) the Offering Memorandum will comply with applicable law.


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         (d) To furnish such information as may be required and otherwise to cooperate with the Initial Purchaser and counsel to the Initial Purchaser in qualifying the Senior Notes and Exchange Notes for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser may request and to maintain such qualification in effect so long as required for the Exempt Resales; provided that the Company shall not be required to qualify as a foreign partnership, limited liability company or corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any such jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject (except service of process with respect to the offering and sale of the Senior Notes and Exchange Notes).

         (e) To advise the Initial Purchaser promptly and, if requested by the Initial Purchaser, to confirm such advice in writing, of the issuance by any securities commission of any stop order or notification suspending the qualification or exemption from qualification of any of the Senior Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority. The Company shall use its reasonable best efforts (unless otherwise agreed by the Initial Purchaser) to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Senior Notes under any state securities or Blue Sky laws, and if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any of the Senior Notes under any state securities or Blue Sky laws, the Company shall use its reasonable best efforts (unless otherwise agreed by the Initial Purchaser) to obtain the withdrawal or lifting of such order at the earliest possible time.

         (f) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees, disbursements (including fees, expenses and disbursements of counsel) and stamp, documentary or similar taxes incident to and in connection with: (i) the preparation, printing, filing and distribution of the Offering Memorandum (including, without limitation, financial statements) and all amendments and supplements thereto, (ii) the preparation and delivery of the Operative Documents and all other agreements, memoranda, correspondence and documents prepared and delivered in connection with this Agreement and with the Exempt Resales, (iii) the issuance, transfer and delivery by the Company of the Senior Notes to the Initial Purchaser, (iv) the qualification or registration of the Senior Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the cost of printing and mailing a preliminary and final Blue Sky memorandum and the fees and disbursements of counsel to the Initial Purchaser relating thereto), (v) the furnishing of such copies of the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with Exempt Resales, (vi) the preparation of certificates for the Senior Notes and Exchange Notes (including, without limitation, printing and engraving thereof), (vii) the application for eligibility of the Senior Notes for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market of the National Association of Securities Dealers, Inc. ("NASD"), including, but not limited to, all application fees and expenses, (viii) the approval of the Senior Notes and Exchange Notes by The Depository Trust Company ("DTC") for "book-entry" transfer, (ix) the rating of the Senior Notes and Exchange Notes

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by rating agencies, (x) the fees and expenses of the Trustee and its counsel and
(xi) the performance by the Company of its other obligations under the Operative Documents, including, but not limited to, the fees, disbursements and expenses of the Company's counsel and accountants.

         (g) To use the proceeds from the sale of the Senior Notes in the manner described in the Offering Memorandum under the caption "Use of Proceeds."

         (h) To do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Senior Notes.

         (i) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Senior Notes in a manner that would require the registration under the Act of the sale of the Senior Notes to the Initial Purchaser or any Eligible Purchasers.

         (j) During the period of two years after the Closing Date or, if earlier, until such time as the Senior Notes are no longer restricted securities (as defined in Rule 144 under the Act), not to, and not to permit any of its affiliates (as defined in Rule 144 under the Act) to, resell any of the Senior Notes that have been reacquired by any of them.

         (k) Not to engage, or allow any of its affiliates, or any person acting on its behalf (other than in any case the Initial Purchaser, as to whom the Company makes no covenant) to engage, in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with any offer or sale of the Senior Notes.

         (l) Not to engage, or allow any of its affiliates, or any person acting on its behalf (other than in any case the Initial Purchaser, as to whom the Company makes no covenant), to engage in any directed selling effort with respect to the Senior Notes, and agrees to comply with the offering restrictions requirement of Regulation S under the Act. Terms used in this paragraph have the meanings given to them by Regulation S.

         (m) In connection with the Offering, until the Initial Purchaser shall have notified the Company of the completion of the resale of the Senior Notes, not to, and not to permit any of its affiliates to, either along or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest in any Senior Notes; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Senior Notes.

         (n) During the period of two years after the Closing Date or, if earlier, until such time as the Senior Notes are no longer restricted securities (as defined in Rule 144 under the Act), not to be or become an investment company required to be registered, but not registered, under the Investment Company Act of 1940, as amended (the "Investment Company Act").

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         (o) From and after the Closing Date, for so long as any of the Senior
Notes remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Act and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make available the information required by Rule 144A(d)(4) under the Act to (i) any holder or beneficial owner of Senior Notes in connection with any sale of such Senior Notes and (ii) any prospective purchaser of such Senior Notes from any such holder or beneficial owner designated by the holder or beneficial owner.

         (p) To comply with all of its agreements set forth in the Registration Rights Agreement and all agreements set forth in the representations letter of the Company to DTC relating to the approval of the Senior Notes by DTC for "book-entry" transfer.

         (q) To use its best efforts to effect the eligibility of the Senior Notes for trading in the PORTAL market and to obtain approval of the Senior Notes by DTC for "book-entry" transfer.

         (r) From and after the Closing Date, for so long as any of the Senior Notes remain outstanding, to deliver without charge to the Initial Purchaser, promptly upon their becoming available, copies of (i) all reports and other communications (financial or otherwise) that the Company shall mail or otherwise make available to its security holders, (ii) all reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange and (iii) such other information as the Initial Purchaser may reasonably request regarding the Company and its subsidiaries.

         (s) Prior to the Closing Date, to furnish to the Initial Purchaser, as soon as they have been prepared by the Company, a copy of any regularly prepared internal financial statements of the Company for any period subsequent to the period covered by the financial statements appearing in the Offering Memorandum and prior to the Closing Date.

         (t) Not to distribute prior to the Closing Date any offering material in connection with the offer and sale of the Senior Notes other than the Offering Memorandum.

         4.  REPRESENTATIONS AND WARRANTIES.

         (A) The Company represents and warrants to the Initial Purchaser that:

         (1) The Offering Memorandum has been prepared in connection with the Exempt Resales. Neither the Offering Memorandum nor any supplement or amendment thereto contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to information contained in or omitted from the Offering Memorandum, as supplemented or amended, in reliance upon and in conformity with information relating to the Initial Purchaser furnished in writing to the Company by the Initial Purchaser expressly for use in the Offering Memorandum or

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any supplement or amendment thereto. No order prohibiting the use of the
Offering Memorandum or asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act has been issued or threatened.

         (2) All of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. The Operative Documents conform in all material respects to their respective descriptions thereof contained in the Offering Memorandum.

         (3) The only subsidiaries of the Company are the subsidiaries on Schedule B attached hereto (the "Subsidiaries"). The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and each of its Subsidiaries has been duly incorporated and is validly existing under the laws of its respective jurisdiction of incorporation. Each of the Company and its Subsidiaries has full power and authority to own its properties and conduct its business as described in the Offering Memorandum.

         (4) The Company and each of its Subsidiaries are duly qualified or licensed by and are in good standing in each jurisdiction in which they conduct their respective businesses and in which the failure, individually or in the aggregate, to be so licensed or qualified could have a material adverse effect on the business, condition (financial or other), properties, assets, liabilities, results of operations or prospects of the Company and its Subsidiaries, taken as a whole ("Material Adverse Effect"). The Company and each of its Subsidiaries are in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions.

         (5) Neither the Company nor any of its Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its respective charter or by-laws or in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound, and the execution, delivery and performance of the Operative Documents and the consummation of the transactions contemplated hereby and thereby will not conflict with, nor result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiaries pursuant to, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), or result in the acceleration of any obligation under, any provisions of the charter or by-laws, of the Company or any of its Subsidiaries or under any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of its Subsidiaries.


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         (6) The Company has all requisite power and authority to execute, deliver and perform all of its obligations under the Operative Documents and to consummate the transactions contemplated by the Operative Documents and, without limitation, the Company has all requisite power and authority to issue, sell and deliver the Senior Notes and the Exchange Notes.

         (7) This Agreement has been duly and validly authorized, executed and delivered by the Company. The Indenture has been duly and validly authorized by the Company and, when duly executed and delivered by the Company, will be a legal, valid and binding agreement of the Company enforceable in accordance with its terms, subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity).

         (8) The Senior Notes have been duly and validly authorized for issuance and sale to the Initial Purchaser by the Company pursuant to this Agreement and, when issued, authenticated and delivered to the Initial Purchaser against payment therefor in accordance with the terms of this Agreement and the Indenture, the Senior Notes will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity).

         (9) The Exchange Notes have been duly and validly authorized for issuance and, when issued, authenticated and delivered by the Company in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Notes will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity).

         (10) The Registration Rights Agreement has been duly and validly authorized by the Company and, when duly executed and delivered by the Company, will be a legal, valid and binding agreement of the Company enforceable in accordance with its terms, subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors' rights generally and to general principles of equity and subject to limitations on the enforceability of provisions provided therein relating to indemnity or contribution under federal and state securities laws.

         (11) No approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance of this Agreement or any of the other Operative Documents, or any of the transactions contemplated thereby other than the registration of the offer and sale of the Exchange Notes under the Act pursuant to the Registration Rights Agreement and any necessary qualification under the securities or blue sky laws of the various

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



jurisdictions in which the Senior Notes and the Exchange Notes are being offered by the Initial Purchaser.

         (12) Each of the Company and its Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business. Neither the Company nor any of its Subsidiaries is in violation of, or in default under, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of its Subsidiaries the effect of which could have a Material Adverse Effect.

         (13) There are no legal or governmental proceedings, contracts or documents of a character that would be required to be summarized or described in the Offering Memorandum if it were a prospectus filed under the Act that are not described in the Offering Memorandum.

         (14) There are no actions, suits or proceedings pending or threatened against the Company or any of its Subsidiaries or any of their respective properties, at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which could result in a judgment, decree or order having a Material Adverse Effect.

         (15) Subsequent to the respective dates as of which information is given in the Offering Memorandum, and except as may be otherwise stated in the Offering Memorandum, there has not been (A) any material and unfavorable change, financial or otherwise, in the business, properties, prospects, regulatory environment, results of operations or condition (financial or otherwise), present or prospective, of the Company and its Subsidiaries taken as a whole,
(B) any transaction, which is material to the Company and its Subsidiaries taken as a whole, contemplated or entered into by the Company or any of its Subsidiaries or (C) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of its Subsidiaries which is material to the Company and its Subsidiaries taken as a whole.

         (16) The Foreign Restricted Subsidiaries (as defined in the Offering Memorandum) owned in the aggregate less than 6% of the consolidated assets of the Company and its Subsidiaries, taken as a whole, as of July 31, 1998 and had in the aggregate less than 6% of the consolidated revenues of the Company and its Subsidiaries, taken as a whole, for the year ended July 31, 1998 (as reflected in the Consolidated Financial Statements contained in the Offering Memorandum). Except for the Foreign Restricted Subsidiaries, the Company directly or indirectly through one or more wholly-owned Subsidiaries owns beneficially and of record all of the issued and outstanding shares of capital stock of the Subsidiaries.

         (17) The Company's significant subsidiaries named in Schedule C (the "Significant Subsidiaries") owned in the aggregate more than 90% of the consolidated assets of the Company and its Subsidiaries, taken as a whole, as of July 31, 1998 and had in the aggregate more than 90% of the

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



consolidated revenues of the Company and its Subsidiaries, taken as a whole, for the year ended July 31, 1998 (as reflected in the Consolidated Financial Statements contained in the Offering Memorandum).

         (18) The Company and each of its Subsidiaries have obtained all material environmental permits, licenses and other authorizations required by federal, state, foreign and local law in order to conduct their businesses as described in the Offering Memorandum. The Company and each of its Subsidiaries are conducting their businesses in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to be in compliance would not have a Material Adverse Effect; and, except as described in the Offering Memorandum, the Company is not in violation of any federal, state, foreign or local law or regulation relating to the storage, handling, disposal, release or transportation of hazardous or toxic materials.

         (19) None of the assets, liabilities, revenues or expenses of the Company's Subsidiaries other than the Significant Subsidiaries (as hereinafter defined), when each such financial statement item is considered separately but aggregated for all such non-Significant Subsidiaries, is material to the assets, liabilities, revenues or expenses, respectively, of the Company and its Subsidiaries, taken as a whole.

         (20) No forward looking statement within the meaning to Section 27A of the Act and Section 21E of the Exchange Act contained in the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

         (21) No registration under the Act of the Senior Notes is required for the sale of the Senior Notes to the Initial Purchaser as contemplated by this Agreement or for the Exempt Resales, assuming in each case (a) the purchasers who buy the Senior Notes in the Exempt Resales are Eligible Purchasers and (b) the accuracy of and compliance with the Initial Purchaser's representations, warranties and covenants contained in Section 4(B) of this Agreement. No form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) was used by the Company or any of its representatives in connection with the offer and sale of any of the Senior Notes or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Neither the Company nor any of its affiliates has entered into, and none of the Company or its affiliates will enter into, any contractual arrangement with respect to the distribution of the Senior Notes except for this Agreement.

         (22) The execution and delivery of this Agreement, the other Operative Documents and the sale of the Senior Notes and the Exchange Notes to be purchased by the Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406(a) of ERISA or Section 4975(c)(1)(A)-(D) of the Code. The representation made by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the

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



representations and covenants made or deemed made by the Eligible Purchasers as set forth in the Offering Memorandum under the caption "Transfer Restrictions."

         (23) The Offering Memorandum, as of its date, and each amendment or supplement thereto, as of its date, contains the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Act.

         (24) None of the Company or its subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), or analogous foreign laws and regulations.

         (25) None of the Company, its subsidiaries, or their Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has (a) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Senior Notes or (b) since commencement of the Offering (i) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Senior Notes in a manner that would require registration of the Senior Notes under the Act or (ii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or any of its subsidiaries in a manner that would require registration of the Senior Notes under the Act.

         (26) Neither the Company nor any of the Company's Subsidiaries (nor any agent acting on behalf of the Company or the Company's Subsidiaries) has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Senior Notes or Exchange Notes to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R.
Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

         (27) The accountants who have certified the financial statements included as part of the Offering Memorandum are independent accountants within the meaning of the Act. The historical financial statements of the Company comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Act and present fairly in all material respects the consolidated financial position and results of operations of the Company at the respective dates and for the respective periods indicated as if the Company were formed at the beginning of such periods. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods presented and comply as to form with the rules and regulations promulgated under the Act.

         The Company acknowledges that the Initial Purchaser and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Section 7 of this Agreement, the various law firms acting as counsel to the Company and counsel to the Initial Purchaser will rely upon the accuracy and truth of the foregoing representations and the Company hereby consents to such reliance.

         (B) The Initial Purchaser represents, warrants and covenants to the Company that it is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the securities. The Initial Purchaser represents, warrants and agrees with the Company that (i) it has not and will not solicit offers for, or offer or sell, the Senior Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act and (ii) it has and will solicit offers for the Senior Notes only from, and will offer the Senior Notes only to, (x) persons whom the Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchaser that each such account is a QIB to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A, or (y) persons other than U.S. persons outside the U.S. in reliance on Regulation S.

         The Initial Purchaser represents and warrants that the source of funds being used by it to acquire the Senior Notes does not include the assets of any "employee benefit plan" (within the meaning of Section 3 of ERISA) or any "plan" (within the meaning of Section 4975 of the Code).

         The Initial Purchaser understands that the Company and, for purposes of the opinion to be delivered to them pursuant to Section 7(f) hereof, counsel to the Company will rely upon the accuracy and truth of the foregoing representations, and the Initial Purchaser hereby consents to such reliance.

         5. INDEMNIFICATION. (a) The Company agrees to indemnify and hold harmless the Initial Purchaser, each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, the agents, employees, officers and directors of the Initial Purchaser and the agents, employees, officers and directors of any such controlling person from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all reasonable amounts paid in settlement of any claim or litigation) to which they or any of them may become subject under the Act, the Securities Exchange Act of 1934, as amended or otherwise insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to the Initial Purchaser furnished to the Company by the Initial Purchaser expressly for use therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have, including, but not limited to, liability under this Agreement.

         If any action is brought against the Initial Purchaser or any such person with respect to which indemnity may be sought against the Company pursuant to the foregoing paragraph, the Initial Purchaser or such person shall promptly notify the indemnifying party in writing of the institution of such action and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses, provided, however, that the omission to so notify the indemnifying party shall not relieve the indemnifying party from any liability which they may have to the Initial Purchaser or any such person or otherwise. The Initial Purchaser shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Initial Purchaser unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or the indemnifying party shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying party and paid as incurred (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with appropriate local counsel) in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). The indemnifying party shall not be liable for any settlement of any such claim or action effected without its written consent but if settled with the written consent of the indemnifying party, the indemnifying party agrees to indemnify and hold harmless the Initial Purchaser and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (b) The Initial Purchaser agrees to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, and each of its agents, employees, officers and directors and the agents, employees, officers and directors of such controlling person from and against any losses, liabilities, claims, damages and expenses whatsoever (including but not limited to reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all reasonable amounts paid in settlement of any claim or litigation) to which they or either of them may become subject under the Act, the Exchange Act or otherwise insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to the Initial Purchaser furnished to the Company by the Initial Purchaser in writing expressly for use therein. The Company and the Initial Purchaser acknowledge that the information set forth in Section 8 is the only information furnished in writing by the Initial Purchaser to the Company expressly for use in the Offering Memorandum.

         If any action is brought against the Company or any such person with respect to which indemnity may be sought against the Initial Purchaser pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Initial Purchaser in writing of the institution of such action and the Initial Purchaser shall assume the defense of such action, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses, provided, however, that the omission to so notify the Initial Purchaser shall not relieve the Initial Purchaser from any liability which they may have to the Company or any such person or otherwise. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Initial Purchaser in connection with the defense of such action or the Initial Purchaser shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Initial Purchaser (in which case the Initial Purchaser shall not have the right to direct the defense of such action on behalf of the indemnified party or parties, but the Initial Purchaser may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Initial Purchaser), in any of which events such fees and expenses shall be borne by the Initial Purchaser and paid as incurred (it being understood, however, that the Initial Purchaser shall not be liable for the expenses of more than one separate counsel in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Initial Purchaser shall not be liable for any settlement of any such claim or action effected without the written consent of the Initial Purchaser but if settled with the written consent of the Initial Purchaser, the Initial Purchaser agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (a) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (b) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (c) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         6. CONTRIBUTION. In order to provide for contribution in circumstances in which the indemnification provided for in Section 5 of this Agreement is for any reason held to be unavailable from the indemnifying party, or is insufficient to hold harmless a party indemnified under Section 5 of this Agreement, the Company and the Initial Purchaser shall contribute to the amount paid or payable by such indemnified party as a result of such aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action or any claims asserted) to which the Company and the Initial Purchaser may be subject (a) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchaser, on the other hand, from the Offering or, (b) if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company, on the one hand, and the Initial Purchaser, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchaser, on the other hand, shall be deemed to be in the same proportion as (i) the total proceeds from the Offering (net of discounts and commissions but before deducting expenses) received by the Company and (ii) the total discounts and commissions received by the Initial Purchaser as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Company, on the one hand, and the Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission.

         The Company and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 6, (a) in no case shall the Initial Purchaser be required to contribute any amount in excess of the amount by which the total discount and commissions applicable to the Senior Notes pursuant to this Agreement exceeds the amount of any damages that the Initial Purchaser have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (b) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person, if any, who controls the Initial Purchaser within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchaser, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company, respectively, where applicable, subject in each case to clauses (a) and (b) of this paragraph. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made against another party or parties under this
Section 6, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 6 or otherwise; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 5 for purposes of indemnification. No party shall be liable for contribution with respect to any action or claim settled without its written consent, provided, however, that such written consent was not unreasonably withheld.

         7. CONDITIONS OF INITIAL PURCHASER'S OBLIGATIONS. The obligations of the Initial Purchaser hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase, the performance by the Company of their obligations hereunder and to the following conditions:

         (a) All of the representations and warranties of the Company contained in this Agreement shall be true and correct on the date of this Agreement and on the Closing Date. The Company shall have performed or complied with all of the agreements contained in this Agreement and required to be performed or complied with by them at or prior to the Closing Date.

         (b) No stop order suspending the qualification or exemption from qualification of the Senior Notes in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

         (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency that would, as of the Closing Date, prevent the issuance of the Senior Notes or the Exchange Offer; no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the best knowledge of the Company, threatened against the Company before any court or arbitrator or any governmental body, agency or official that, if adversely determined, would result in a Material Adverse Effect.

         (d) Since the date as of which information is given in the Offering Memorandum and up to the Closing Date, except as otherwise expressly set forth in the Offering Memorandum, (i) none of the Company or its subsidiaries has (A) incurred any liabilities or obligations, direct or contingent, that would, either individually or in the aggregate, result in a Material Adverse Effect or
(B) entered into any material transaction not in the ordinary course of business, and (ii) there has not been any event or development in respect of the business, development or financial condition of the Company or any of its subsidiaries that would, either individually or in the aggregate, result in a Material Adverse Effect.

         (e) The Initial Purchaser shall have received certificates, dated the Closing Date, signed by (i) the Chief Executive Officer and (ii) the chief financial or accounting officer of the Company confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b), (c) and (d) of this Section 7.

         (f) The Initial Purchaser shall have received on the Closing Date an opinion dated the Closing Date, addressed to the Initial Purchaser, of Porter & Hedges, L.L.P., counsel to the Company, in form and substance as set forth in Exhibit A hereto.

         (g) The Initial Purchaser shall have received on the Closing Date an opinion (satisfactory in form and substance to the Initial Purchaser) dated the Closing Date of Vinson & Elkins L.L.P., special counsel to the Initial Purchaser, covering substantially such matters as are customarily covered in such opinions.

         (h) The Initial Purchaser shall have received a "comfort letter" from each of Deloitte & Touche L.L.P. and PricewaterhouseCoopers LLP, independent public accountants for the Company, dated as of the date of this Agreement, addressed to the Initial Purchaser and in form and substance satisfactory to the Initial Purchaser and counsel to the Initial Purchaser. In addition, as of the Closing Date, the Initial Purchaser shall have received "bring-down comfort letters" from Deloitte & Touche L.L.P. and PricewaterhouseCoopers LLP in form and substance satisfactory to the Initial Purchaser and counsel to the Initial Purchaser covering the same items and matters as covered in the "comfort letters" but as of a date that is not more than three days prior to the date thereof.

         (i) The Company and the Trustee shall have entered into the Indenture, in a form satisfactory to the Initial Purchaser, and the Initial Purchaser shall have received counterparts, conformed as executed, thereof.

         (j) The Company shall have entered into the Registration Rights Agreement, in a form satisfactory to the Initial Purchaser, and the Initial Purchaser shall have received counterparts, conformed as executed, thereof.

         (k) The Senior Notes shall have been approved as eligible for trading in the PORTAL market.

         (l) The Senior Notes shall have initially been assigned ratings, if any, of BB+ and B1 or higher by Standard & Poor's Rating Services and Moody's Investors Services, Inc., respectively, and there shall not have occurred any downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement in the rating accorded the Senior Notes.

         (m) The Initial Purchaser shall have been furnished with certified copies of such other documents as it may reasonably request.

         (n) Vinson & Elkins L.L.P., counsel to the Initial Purchaser, shall have been furnished with such documents as it may reasonably request to enable it to review or pass upon the matters referred to in this Section 7 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions contained in this Agreement.

         If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by the Initial Purchaser on notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except that the Company shall reimburse the Initial Purchaser for all of the reasonable out-of-pocket expenses, including the reasonable expense of Initial Purchaser's counsel, incurred by the Initial Purchaser in connection with this Agreement. Notwithstanding any such termination, the provisions of Sections 3(f), 5, 6, 9, 10(d), 13, 14 and 15 shall remain in effect.

         The Company's obligation under this Agreement to sell the Senior Notes to the Initial Purchaser on the Closing Date is subject to the Initial Purchaser purchasing and paying for all of the Senior Notes.

         8. INITIAL PURCHASER'S INFORMATION. The Company and the Initial Purchaser severally acknowledge that the statements in the Offering Memorandum set forth in (a) the last paragraph on the front cover page concerning the forms of the offering by the Initial Purchaser; (b) the first paragraph on page 2 concerning stabilization activities by the Initial Purchaser; and (c) the statements concerning the Initial Purchaser contained in the fifth paragraph under the caption "Plan of Distribution" in the Offering Memorandum constitute the only information furnished in writing by the Initial Purchaser expressly for use in the Offering Memorandum.

         9. SURVIVAL OF REPRESENTATIONS AND AGREEMENTS. All representations and warranties, covenants and agreements contained in this Agreement, including the agreements contained in Sections 3(f) and 10(d), the indemnity agreements contained in Section 5 and the contribution agreements contained in Section 6 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchaser or any controlling person thereof or by or on behalf of the Company, and shall survive delivery of and payment for the Senior Notes to and by the Initial Purchaser. The representations contained in Section 4 and the agreements contained in Sections 3(f), 5, 6, 9, 10(d), 13, 14 and 15 shall survive the termination of this Agreement, including pursuant to Sections 7 and 10.

         10. EFFECTIVE DATE OF AGREEMENT.

         (a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

         (b) The Initial Purchaser shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Company from the Initial Purchaser, without liability (other than with respect to Sections 5 and 6) on the Initial Purchaser if, on or prior to such date, (i) the Company shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed under this Agreement, (ii) any other condition of the obligations of the Initial Purchaser under this Agreement as provided in Section 7 is not fulfilled when and as required in any material respect, (iii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or NASDAQ shall have been suspended or materially limited, or minimum prices shall have been established on such exchange by the Commission, or by such exchange or other regulatory body or governmental authority having jurisdiction, (iv) a general banking moratorium shall have been declared by U.S. federal, New York, or if a moratorium in foreign exchange trading by major international banks or persons, shall have been declared, (v) there is an outbreak or escalation of military action, hostilities or other national or international calamity on or after the date of this Agreement, or if there has been a declaration by the United States of a national emergency or war, the effect of which shall be, in the Initial Purchaser's judgment, to make it inadvisable or impracticable to proceed with the offering or delivery of the Senior Notes on the terms and in the manner contemplated in the Offering Memorandum or (vi) there shall have been such a change in general economic, governmental, political or financial conditions or the effect (or potential effect if the financial markets in the United States have not yet opened) of international conditions on the financial markets in the United States shall be such, as, in the Initial Purchaser's judgment, make it inadvisable or impracticable to proceed with the offering or delivery of the Senior Notes on the terms and in the manner contemplated in the Offering Memorandum.

         (c) Any notice of termination pursuant to this Section 10 shall be given at the address specified in Section 11 below by telephone, telex, telephonic facsimile or telegraph, confirmed in writing by letter.

         (d) If this Agreement shall be terminated pursuant to any clause of
Section 10(b), or if the sale of the Senior Notes provided for in this Agreement is not consummated because any condition to the obligations of the Initial Purchaser set forth in this Agreement is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement in this Agreement or comply with any provision of this Agreement, the Company will, subject to demand by the Initial Purchaser, reimburse the Initial Purchaser for all of its reasonable out-of-pocket expenses (including the reasonable fees and expenses of the Initial Purchaser's counsel) incurred in connection with this Agreement.

         11. NOTICES. All communications with respect to or under this Agreement, except as may be otherwise specifically provided in this Agreement, shall be in writing and, if sent to the Initial Purchaser, shall be mailed, delivered, or telexed, telegraphed or telecopied and confirmed in writing to Warburg Dillon Read LLC, 535 Madison Avenue, New York, New York 10022 (telephone: (212) 906-7000), Attention: Corporate Finance Department, telecopy number: (212) 593-0164; and if sent to the Company, shall be mailed, delivered or telexed, telegraphed or telecopied and confirmed in writing to Veritas DGC Inc., 3701 Kirby Drive, Houston, Texas (telephone: (713) 512-8300, Attention:
Chief Financial Officer, telecopy number: (713) 512-8721.

         All such notices and communications shall be deemed to have been duly given: (a) at the time delivered by hand, if personally delivered; (b) five business days after being deposited in the mail, postage prepaid, if mailed; (c) when answered back, if telexed; (d) when receipt acknowledged if telecopied; and
(e) on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

         12. PARTIES. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Initial Purchaser and the Company and the controlling persons and agents referred to in Sections 5 and 6, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Senior Notes from the Initial Purchaser.

         13. CONSTRUCTION. This Agreement shall be construed in accordance with the internal laws of the State of New York (without giving effect to any provisions thereof relating to conflicts of law that would result in the application of the laws of another jurisdiction).

         14. SUBMISSION TO JURISDICTION. The Company irrevocably submits to the nonexclusive jurisdiction of any state or federal court sitting in New York over any suit, action or proceeding arising out of or relating to this Agreement. The Company irrevocably waives, to the fullest extent permitted by law, any objection it may now or thereafter have to the laying of venue of any such court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Company agrees that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment. The Company hereby appoints, without power of revocation, CT Corporation System as their agent to accept and acknowledge on its behalf service of any and all process which may be served in any suit, action or proceeding arising out of or relating to this letter. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Initial Purchaser to bring proceedings against the Company in the courts of any other jurisdiction.

         15. CAPTIONS. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

         16. COUNTERPARTS. This Agreement may be executed in various counterparts and by the parties to this Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         17. MISCELLANEOUS. Warburg Dillon Read LLC, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because Warburg Dillon Read LLC is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales purchases of securities. Securities sold, offered or recommended by Warburg Dillon Read LLC are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

         If the foregoing correctly sets forth the understanding between the Company and the Initial Purchaser, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and the Initial Purchaser.

                                     VERITAS DGC INC.



                                     By: /s/ ANTHONY TRIPODO
                                         ---------------------------------------
                                             Anthony Tripodo
                                             Executive Vice President
                                             Chief Financial Officer and
                                             Treasurer

Confirmed and accepted as of the date first above written:

WARBURG DILLON READ LLC



By: /s/ KAJ AHLBURG
    --------------------------------------
 Name: Kaj Ahlburg
       -----------------------------------
 Title: Executive Director
        ----------------------------------
        Leveraged Finance



By: /s/ [ILLEGIBLE]
    --------------------------------------
 Name: [ILLEGIBLE]
       -----------------------------------
 Title: Associate Director
        ----------------------------------